SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2015

POAGE BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                      (606) 324-7196

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 30, 2014, the Board of Directors of Poage Bankshares, Inc. (the “Company”) authorized a stock repurchase program for up to 195,244 of the issued and outstanding shares of its common stock.  This repurchase program remains in effect and, to date, the Company has repurchased a total of 40,000 shares, including 20,000 shares since January 1, 2015.

In addition, on February 2, 2015, the Company informed its officers that the Board of Directors has determined that, as part of the Company’s ongoing efforts to control expenses, the Company will not pay any incentive bonuses to any officers for 2014, and will not award any annual salary increases to any officers for 2015 at this time.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: February 3, 2015	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer